RUBIO’S RESTAURANTS, INC.
NOTICE OF GRANT OF PERFORMANCE BASED
RESTRICTED STOCK UNITS

The Participant has been granted an award of Restricted Stock Units (the “Award”) pursuant to the Rubio’s Restaurants, Inc. 2008 Equity Incentive Plan (the “Plan”), each of which represents the right to receive on the applicable Settlement Date one (1) share of Common Stock of Rubio’s Restaurants, Inc. (the “Company”), as follows:

Participant:	___________________________	Employee ID:	_____________

Grant Date:	___________________________

Number of Restricted Stock Units:	__________________, subject to adjustment as provided by the Performance Based Restricted Stock Units Agreement.

Settlement Date:
For each Restricted Stock Unit, except as otherwise provided by the Performance Based Restricted Stock Units Agreement, the date on which such unit becomes a Vested Unit in accordance with the vesting schedule set forth below.

Number of Restricted Stock Units and Vesting of Restricted Stock Units:
The vesting of the Performance Based Restricted Stock Units will be contingent upon a Change of Control (as defined in the Performance Based Restricted Stock Units Agreement) of the Company during fiscal 2010.  The vesting of the Performance Based Restricted Stock Units will be based on the share price paid to the Company’s stockholders in the Change of Control transaction.  Stockholders must be paid a minimum of $9.00 per share in the Change of Control transaction for any portion of the Performance Based RSUs to vest and $16.00 per share in the Change of Control transaction for the Performance Based Restricted Stock Units to vest in full.  If stockholder receive between $9.00 per share and $16.00 per share in a Change of Control transaction, the vesting occurs as follows:

[INSERT RSU CHART BASED ON SHARE PRICES]

In the event that the share price paid to the stockholders in the Change of Control transaction is between any of the dollar thresholds in the above chart, the Participant will receive the pro rata portion of the Performance Based Restricted Stock Units between the dollar thresholds.

By their signatures below or by electronic acceptance or authentication in a form authorized by the Company, the Company and the Participant agree that the Award is governed by this Notice and by the provisions of the Plan and the Performance Based Restricted Stock Units Agreement, both of which are made a part of this document.  The Participant acknowledges that copies of the Plan, Performance Based Restricted Stock Units Agreement and the prospectus for the Plan are available on the Company’s internal web site and may be viewed and printed by the Participant for attachment to the Participant’s copy of this Grant Notice.  The Participant represents that the Participant has read and is familiar with the provisions of the Plan and Performance Based Restricted Stock Units Agreement, and hereby accepts the Award subject to all of their terms and conditions.

RUBIO’S RESTAURANTS, INC.	PARTICIPANT

By:
Signature
Its:
Date
Address:
Address

ATTACHMENTS:	2008 Equity Incentive Plan, as amended to the Grant Date; Performance Based Restricted Stock Units Agreement and Plan Prospectus